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                                                                   EXHIBIT 99.12

                              E*TRADE GROUP, INC.
                        NOTICE OF GRANT OF STOCK OPTION
                        -------------------------------

Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of E*TRADE Group, Inc. (the "Corporation"):

          Optionee: Joshua S. Levine
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          Grant Date: October 12, 1999
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          Vesting Commencement Date: October 12, 1999
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          Exercise Price: $ 15.00 per share
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          Number of Option Shares: 100,000 shares
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          Expiration Date: October 11, 2009
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          Type of Option: Non-Statutory Stock Option
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Exercise Schedule:  The Option shall become immediately exercisable with respect
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to all Option Shares.

Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the E*TRADE Group, Inc. 1996 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A.

Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

No Employment or Service Contract.  Nothing in this Notice or in the attached
---------------------------------
Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.
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Definitions.  All capitalized terms in this Notice shall have the meaning
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assigned to them in this Notice or in the attached Stock Option Agreement.


October 12, 1999
----------------
Date


                                   E*TRADE GROUP, INC.


                                   By:  ________________________________________
                                        Christos M. Cotsakos
                                        Chairman & CEO, E*TRADE Group, Inc.


                                   _____________________________________________
                                   Joshua S. Levine


                                   Address:_____________________________________

                                   _____________________________________________


ATTACHMENTS
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Exhibit A - Stock Option Agreement

                                      2.